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                                                                   EXHIBIT 23.12

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

As independent public accountants, we hereby consent to the use of our reports dated February 13, 1998 (and to all references to our Firm) included in this Joint Proxy Statement/Prospectus of Chancellor Media Corporation.

                                       Arthur Andersen LLP

Bakersfield, California
February 16, 1999